Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: (858) 373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications, LLC Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

MediciNova Reports Fourth Quarter and Full Year 2007 Results

SAN DIEGO, Calif. – March 17, 2008 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the fourth quarter and full year ended December 31, 2007.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 17, 2008 and is available through investors.medicinova.com/sec.cfm.

Financial Results

For the quarter ended December 31, 2007, MediciNova reported a net loss of $3.0 million, or $0.25 per share, compared to a net loss of $11.6 million, or $1.13 per share, for the same period last year. There were no revenues for the quarter ended December 31, 2007. Research and development expenses were $1.4 million for the quarter ended December 31, 2007, compared to $9.9 million for the quarter ended December 31, 2006. General and administrative expenses were $2.6 million for the quarter ended December 31, 2007, compared to $3.1 million for the quarter ended December 31, 2006. The decrease in research and development expenses was primarily due to the completion of Phase I clinical trials for MN-029 for the treatment of solid tumors and the termination of the Phase III clinical trial and related drug manufacturing for MN-001 for the treatment of bronchial asthma. The decrease in general and administrative expenses was primarily due to a reduction in the utilization of professional services.

For the year ended December 31, 2007, MediciNova reported a net loss of $48.9 million, or $4.16 per share, compared to a net loss of $35.7 million, or $3.52 per share, for the year ended December 31, 2006. There were no revenues for the year ended December 31, 2007. Research and development expenses were $42.1 million for the year ended December 31, 2007, compared to $32.2 million for the year ended December 31, 2006. General and administrative expenses were $11.4 million for the year ended December 31, 2007, compared to $9.6 million for the year ended December 31, 2006. The increase in research and development expenses was primarily due to the commencement and subsequent termination of the Phase III clinical trial for MN-001 for the treatment of asthma and the advancement of the product development programs for our two prioritized drug candidates, MN-221 for the treatment of status asthmaticus and MN-166 for the treatment of multiple sclerosis, offset by the completion of clinical trials related to MN-029 for the treatment of solid tumors and MN-305 for the treatment of Generalized Anxiety Disorder. The increase in general and administrative expenses was primarily due to stock-based compensation and employee compensation, offset by a decrease in professional services fees.

As of December 31, 2007, cash and marketable securities were $70.6 million, compared to $104.1 million at December 31, 2006. At December 31, 2007, MediciNova’s short-term investments included $45.0 million of auction rate securities, or ARS, issued primarily by municipalities and universities that were issued through syndicated offerings and $2.7 million of ARS issued through private placements. ARS are generally long-term debt instruments and provide liquidity through a “Dutch” auction process that resets the applicable interest rate at predetermined calendar intervals, typically every 7, 28, 35 or 49 days. The recent negative conditions in the global credit markets have prevented some investors, including MediciNova, from liquidating certain holdings of

ARS. At December 31, 2007, none of MediciNova’s ARS had been placed on credit watch or downgraded, although $2.7 million of private placement ARS experienced failed auctions since August 2007, continuing into 2008. At December 31, 2007, there were no issues with the credit quality of any of MediciNova’s securities; therefore, only the carrying value of the private placement ARS was lowered by $0.1 million to their estimated market value given that these ARS experienced failed auctions during fiscal year 2007 and their estimated market values had decreased. At February 29, 2008, due to continued auction failures of MediciNova’s private placement ARS and the downgrading of the companies that insure certain of its ARS, MediciNova experienced an additional $0.2 million decline in its ARS’ carrying value as a result of the decrease in estimated market value. Through February 29, 2008, $12.6 million of MediciNova’s total ARS portfolio of $47.7 million were successfully auctioned and sold at par, which was equivalent to the carrying value of such securities. As a consequence, MediciNova’s exposure to ARS was reduced by $12.6 million, with proceeds reinvested in cash equivalents. In the event MediciNova needs to access any of the ARS that are in an illiquid state, the company will not be able to do so without a loss of principal or until a future auction on these investments is successful or these securities are redeemed by the issuer. However, based on existing cash and cash equivalents, management does not anticipate that the potential illiquidity of any of these investments will affect MediciNova’s ability to fund its operations through fiscal year 2008.

As described in MediciNova’s Japanese report referred to as the “Kessan Tanshin,” which was filed with the Osaka Securities Exchange, MediciNova’s cash burn for the fiscal year ended December 31, 2008 is anticipated to be less than $30.0 million, with the full year net loss forecast to be approximately $31.2 million.

Key 2007 Highlights

•

MediciNova reported positive results from its Phase IIa clinical trial of MN-221 for the treatment of status asthmaticus. The clinical trial achieved statistical significance in its primary endpoint of mean change in FEV1 (forced expiratory volume in 1 second) from baseline at 15 minutes (the end of the infusion) at doses of 10, 16, 30 and 60 micrograms/min compared to placebo.

•

MediciNova reported positive clinical one-year results from its two-year Phase II clinical trial of MN-166 for the treatment of multiple sclerosis (MS). Data from the first year of this two-year Phase II clinical trial demonstrated a significant increase in the proportion of patients who remained relapse-free over the first 12 months of treatment with 60 mg per day of MN-166 compared to placebo. The time to first relapse was also significantly increased in patients treated. In addition, positive trends were observed in the annualized relapse rate and number of relapses.

•

Shortly after the close of fiscal year 2007, additional data was reported from a double-blind analysis of the first year of treatment of the Phase II clinical trial of MN-166 demonstrating that MN-166 decreased the formation of black holes (permanent brain lesions believed to indicate the death of nerves in the brain) on magnetic resonance imaging in MS patients.

•

MediciNova announced a strategic initiative to focus its resources on the development and commercialization of two key assets in its development pipeline, MN-221 for the treatment of status asthmaticus and MN-166 for the treatment of MS. As part of this strategic initiative, MediciNova announced that it would discontinue development of MN-001 for the treatment of bronchial asthma in its immediate-release formulation and pursue development of a once-per-day oral dosing formulation. As such, the Phase III clinical trial of MN-001 in bronchial asthma was stopped, which resulted in a cash savings over the remainder of fiscal year 2007.

•	Data from certain clinical trials evaluating MediciNova’s product candidates were presented throughout the year at prestigious scientific conferences, including:

•

Data from the Phase II clinical trial of MN-166 for the treatment of MS was presented at the 23rd Congress of the European Committee for Treatment and Research of Multiple Sclerosis (ECTRIMS) and the 12th Conference of Rehabilitation in Multiple Sclerosis.

•	Data from a Phase I clinical trial of MN-029 for the treatment of solid tumors was presented at the 14th European Cancer Conference (ECCO 14).

“2007 was an important year for MediciNova as we started to see fundamental data from clinical trials evaluating our two lead product candidates, MN-221 for status asthmaticus and MN-166 for multiple sclerosis. The positive results generated from these clinical trials are very encouraging, and we will continue to advance these two product candidates in 2008,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova. “Also, in 2007, we implemented a strategic plan, focusing our resources to ensure that we maximize the value of our assets. This initiative has resulted in a reduction of our cash burn rate, and we are focused on developing our pipeline in order to best take advantage of the unique opportunities our product candidates present in the marketplace. Looking forward in 2008, we anticipate several key data points, including the results from the second year of the two-year Phase II clinical trial for MN-166 for the treatment of multiple sclerosis, as well as the initiation of and data from a single-blind Phase IIb clinical trial for MN-221 in status asthmaticus patients in an emergency room setting. These clinical trials may provide us with proof-of-concept data that will be important for the strategic advancement of these product candidates in the marketplace.”

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova is developing a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of status asthmaticus, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus its resources on the development and commercialization of two prioritized assets in its development pipeline: MN-221 for the treatment of status asthmaticus, an acute, severe asthma attack, and MN-166 for the treatment of multiple sclerosis. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, MediciNova’s reliance on third parties and the timing, cost and design of future clinical trials and research activities, the failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, failure to obtain or maintain FDA approval, market factors (including whether uncertainties in the credit and capital markets or a further deterioration of these markets will lead to future impairments to MediciNova’s investment portfolio), economic conditions such as interest rate and currency fluctuations, intellectual property rights or contract rights, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

MEDICINOVA, INC.

(a development stage company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$18,778,938	$8,334,496
Marketable securities available-for-sale	51,856,571	95,716,690
Prepaid expenses and other current assets	2,443,612	6,618,994

Total current assets	73,079,121	110,670,180
Property and equipment, net	673,317	870,645
Other assets	—	50,000

Total assets	$73,752,438	$111,590,825

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,880,462	$3,828,270
Accrued expenses	3,619,861	6,332,269
Income taxes payable	20,000	—
Accrued compensation and related expenses	620,604	408,004

Total current liabilities	7,140,927	10,568,543
Deferred rent	3,310	41,374

Total liabilities	7,144,237	10,609,917
Commitments
Stockholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized at December 31, 2007 and 2006;12,072,027 and 10,421,985 shares issued at December 31, 2007 and 2006, respectively	12,072	10,422
Additional paid-in capital	273,189,063	258,611,697
Accumulated other comprehensive loss	(131,466)	(49,205)
Treasury stock, at cost: 124,581 shares at December 31, 2007 and 129,608 shares at December 31, 2007	(1,404,088)	(1,437,870)
Deficit accumulated during the development stage	(205,057,380)	(156,154,136)

Total stockholders’ equity	66,608,201	100,980,908

Total liabilities and stockholders’ equity	$73,752,438	$111,590,825

MEDICINOVA, INC.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,			Period from September 26, 2000 (inception) to December 31,
	2007	2006	2005	2007
Revenues	$—	$263,877	$804,068	$1,558,227
Operating expenses:
Cost of revenues	—	146,607	674,232	1,258,421
Research and development	42,121,095	32,170,847	22,738,241	119,845,047
General and administrative	11,372,873	9,623,956	7,479,244	69,887,012

Total operating expenses	53,493,968	41,941,410	30,891,717	190,990,480

Operating loss	(53,493,968)	(41,677,533)	(30,087,649)	(189,432,253)
Other income, net	4,610,724	5,987,922	4,395,514	15,757,995
Income taxes	(20,000)	—	—	(20,000)

Net loss	(48,903,244)	(35,689,611)	(25,692,135)	(173,694,258)
Accretion to redemption value of redeemable convertible preferred stock	—	—	(19,689)	(98,445)
Deemed dividend resulting from beneficial conversion feature on Series C redeemable convertible preferred stock	—	—	—	(31,264,677)

Net loss applicable to common stockholders	$(48,903,244)	$(35,689,611)	$(25,711,824)	$(205,057,380)

Basic and diluted net loss per common share	$(4.16)	$(3.52)	$(2.88)

Shares used to compute basic and diluted net loss per share	11,752,139	10,130,920	8,928,533